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EXHIBIT 10.3

EXECUTION COPY

AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

        AMENDMENT NO. 1, dated as of April 29, 2003 (this "Amendment"), by and among Riverwood Holding, Inc., a Delaware corporation (the "Company"), the persons listed on Schedule I hereto (each, a "Family Stockholder" and, collectively, the "Family Stockholders"), Clayton, Dubilier & Rice Fund V Limited Partnership (the "CDR Fund") and EXOR Group S.A. ("Exor"), to the Stockholders Agreement, dated as of March 25, 2003 (the "Original Agreement"), by and among the Company, the Family Stockholders, the CDR Fund and Exor. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Original Agreement, and all references to Articles and Sections herein are references to Articles and Sections of the Original Agreement.

        The parties hereby agree as follows:

        1.    Amendment to Section 2.5.    Section 2.5 is hereby amended by adding the following subsection:

        "(d) The CDR Fund shall have the right to designate B. Charles Ames as an emeritus director of the Company ("Mr. Ames") and in such capacity Mr. Ames shall have the right to attend meetings of the Board and to receive copies of all written materials provided to the Board; provided that Mr. Ames' position as emeritus director shall terminate at such time as (i) the CDR Fund holds less than 5% of the Fully Diluted shares of Common Stock and (ii) the Former Riverwood Stockholders (including the CDR Fund) hold in the aggregate less than 30% of the Fully Diluted shares of Common Stock; and provided further, that the Board may from time to time meet without the presence of any non-management observers including Mr. Ames should the Board so decide. Mr. Ames shall not have any right to vote on any matter presented to the Board nor shall he have any rights, duties, obligations or liability to the Company arising out of acting as an emeritus director and observer other than as provided in this Section 2.5(d) and for breach of the CDR Fund's agreement to keep non-public information about the Company it receives confidential."

        2.    Amendment to Article V.    Article V is hereby amended by adding the following:

        "Mr. Ames" has the meaning given in Section 2.5(d)."

        3.    Confirmation of Original Agreement.    Except as expressly modified by this Amendment, all provisions of the Original Agreement remain unmodified and in full force and effect. This Amendment will be governed by all of the Miscellaneous provisions of Article VI.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment by their authorized representatives as of the date first above written.

RIVERWOOD HOLDING, INC.
By:	/s/ STEPHEN M. HUMPHREY
Name: Stephen M. Humphrey Title: President and Chief Executive Officer
CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP
	By:	CD&R Associates V Limited Partnership, its general partner
		By:	CD&R Investment Associates II, Inc., its managing general partner
			By:	/s/ KEVIN J. CONWAY
Name: Kevin J. Conway Title: Vice President and Secretary
EXOR GROUP S.A.
By:	/s/ PETER J. ROTHENBERG
Name: Peter J. Rothenberg Title: Attorney-in-Fact
THE FAMILY STOCKHOLDERS LISTED ON SCHEDULE I HERETO
By:	Jeffrey H. Coors, as Family Representative
/s/ JEFFREY H. COORS
Name: Jeffrey H. Coors Title: Attorney-in-Fact

Schedule I

Family Stockholders

1.	Adolph Coors, Jr. Trust dated September 12, 1969
2.	Augusta Coors Collbran Trust dated July 5, 1946
3.	Bertha Coors Munroe Trust dated July 5, 1946
4.	Grover C. Coors Trust dated August 7, 1952
5.	Herman F. Coors Trust dated July 5, 1946
6.	Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976
7.	Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976
8.	Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976
9.	Joseph Coors Trust dated December 14, 1988
10.	Louise Coors Porter Trust dated July 5, 1946
11.	May Kistler Coors Trust dated September 24, 1965
12.	Darden K. Coors
13.	Jeffrey H. Coors
14.	John K. Coors
15.	Joseph Coors, Jr.
16.	Peter H. Coors
17.	William K. Coors
18.	Adolph Coors Foundation

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AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT